Exhibit (h)(xxx)
AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement (the "Agreement"), dated January 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF''); A IM Distributors, Inc., a Delaware corporation ("AIM"); and The Prudential Insurance Company of America ("Prudential"), a New Jersey life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereo may amend from time to time (each, an "Account,") and collectively, the "Accounts")(collectively, the "Parties"), is hereby amended as follows:

WHEREAS, on March 31, 2008, A IM Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to A IM Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.Section 9. "Notices" is deleted in its entirety and hereby replaced with the following:

"Section 9. Notices

Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Funds
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn:    Peter Davidson, Esq.

Invesco Aim Distributors, Inc.
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn:    Peter Davidson, Esq.

The Prudential Insurance Company of America
80 Livingston Avenue, Bldg. ROS 3
Roseland, NJ 07068

Attn:    Yvonne Provost
Facsimile: (973) 548-5844
Email: gi.registered.products@prudential.com

Michael Scharpf
Facsimile: (973) 548-6575"

2.Schedules A-1, A-2 and A-3of the Agreement are hereby deleted in their entirety and replaced with the following:

"Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Group Variable Life Insurance Policies Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
 AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
 AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
		333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
 AIM V.I. High Yield Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. International Growth Fund
 AIM V.I. Technology Fund
AIM V.I. Utilities Fund
		333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(ll) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(l) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate
Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
 AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
 AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
 AIM V.I. Small Cap Equity Fund
 AIM V.I. Technology Fund
AIM V.I. Utilities Fund

		Group	Variable Life Insurance"

3.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

"Schedule B

Funds Available Under Policies

Series I shares of:

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund.
AIM VJ. Technology Fund
AIM V.I. Utilities Fund"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: _____, 2009.

AIM VARIABLE INSURANCE FUNDS
Attest: /s/	By: /s/John M. Zerr
Name: Peter Davidson	Name: John M. Zerr
Title: Assistant Secretary	Title: Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.
Attest: /s/	By: /s/John S. Cooper
Name: Peter Davidson	Name:John S. Cooper
Title: Assistant Secretary	Title: President

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA, on behalf of itself and its separate accounts
By:	By:
Name:	Name:
Title:	Title: